Exhibit 5.1
COUDERT BROTHERS
IN ASSOCIATION WITH
ORRICK, HERRINGTON & SUTCLIFFE LLP
39TH FLOOR GLOUCESTER TOWER
THE LANDMARK
15 QUEEN’S ROAD CENTRAL
HONG KONG
tel 852-2218-9100
fax 852-2218-9200
WWW.ORRICK.COM
June 11, 2007
Corgi International Limited
17/F, Oterprise Square
26 Nathan Road, Tsimshatsui, Kowloon,
Hong Kong SAR, China
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
At your request, we are rendering this opinion in connection with the proposed issuance of up to 918,053 ordinary shares (the “Ordinary Shares”) of Corgi International Limited, a Hong Kong corporation (the “Company”), as represented by American Depositary Shares, pursuant to the Master Replicas Inc. 2004 Stock Option/Restricted Stock Plan (the “Plan”) and pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”).
We have examined the Registration Statement and such instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed.
Based on the foregoing, we are of the opinion that the Ordinary Shares to be issued by the Company pursuant to the Plan are duly authorized, and when issued and sold as described in the Plan and the Registration Statement, will be legally issued, fully paid, and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement as originally filed or as subsequently amended or supplemented, and to the references to our firm and this opinion in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.
Very truly yours,
/s/ Coudert Brothers
COUDERT BROTHERS
in association with
ORRICK, HERRINGTON & SUTCLIFFE LLP